CUSIP No. 443573100	13G	Page 6 of 8

EXHIBIT 1

JOINT FILING AGREEMENT

Pursuant to Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, the undersigned hereby agree that only one statement containing the information required by Schedule 13G need be filed with respect to the ownership by each of the undersigned of shares of HubSpot, Inc.

EXECUTED this 13th day of February, 2017

GENERAL CATALYST GROUP V, L.P.

By:	GENERAL CATALYST PARTNERS V, L.P. its General Partner

	By:	GENERAL CATALYST GP V, LLC its General Partner

		By:	/s/ Christopher McCain
Christopher McCain
Chief Legal Officer

GC ENTREPRENEURS FUND V, L.P.

By:	GENERAL CATALYST PARTNERS V, L.P. its General Partner

	By:	GENERAL CATALYST GP V, LLC its General Partner

		By:	/s/ Christopher McCain
Christopher McCain
Chief Legal Officer

GENERAL CATALYST PARTNERS V, L.P.

By:	GENERAL CATALYST GP V, LLC its General Partner

		By:	/s/ Christopher McCain
Christopher McCain
Chief Legal Officer

CUSIP No. 443573100	13G	Page 7 of 8

GENERAL CATALYST GP V, LLC

By:	/s/ Christopher McCain
Christopher McCain
Chief Legal Officer

By:	*
Joel E. Cutler

By:	*
David P. Fialkow

*By:	/s/ Christopher McCain
Christopher McCain
As attorney-in-fact

This Agreement was executed by Christopher McCain on behalf of the individuals listed above pursuant to a Power of Attorney, a copy of which is attached as Exhibit 2.